UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  January 18, 2012 (January 13, 2012)

Lone Star Gold, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM  87110
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 13, 2012, Lone Star Gold, Inc. (the “Company”) agreed to redeem certain shares of the common stock, 0.001 par value, of the Company (the “Common Stock”) held by two of its principal shareholders.  The Company will redeem 7,500,000 shares of Common Stock owned by Dan M. Ferris, for total consideration of $1.00.  Mr. Ferris is the sole officer and director of the Company.   In addition, the Company will redeem 22,500,000 shares of Common Stock held by John G. Rhoden, for total consideration of $1.00.

After the redemption transactions, Mr. Ferris will own 7,500,000 shares of Common Stock, and Mr. Rhoden will own 22,500,000 shares of Common Stock, which will represent 8.64% and 25.92%, respectively, of the issued and outstanding shares of Common Stock.  The redeemed shares of Common Stock will be retired and restored to the status of authorized and unissued shares, and not held in treasury.  The Company, Mr. Ferris and Mr. Rhoden have agreed to effect the redemption transactions in order to reduce the number of issued and outstanding shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2012	LONE STAR GOLD, INC.

	By:	/s/ Dan Ferris
President, Treasurer and Secretary